UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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CARETRUST REIT, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CARETRUST REIT, INC.

905 Calle Amanecer, Suite 300

San Clemente, California 92673

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 8, 2015

TO THE STOCKHOLDERS OF CARETRUST REIT, INC.:

The annual meeting of the stockholders (the “Annual Meeting”) of CareTrust REIT, Inc. (“CareTrust” or the “Company”) will be held at the Company’s offices located at 905 Calle Amanecer, Suite 300, San Clemente, California 92673, at 9:00 a.m. PDT, on Monday, June 8, 2015. The Annual Meeting will convene at 9:00 a.m. PDT, to consider and take action on the following proposals:

(1) to elect Mr. Allen C. Barbieri to the Board of Directors as a Class I director, to serve until the annual meeting of the Company in 2018 or until a successor has been appointed and qualified;

(2) to ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2015; and

(3) to transact such other business as may properly come before the meeting.

The accompanying Notice of Meeting and Proxy Statement describe these matters. We urge you to read this information carefully. The Board of Directors recommends a vote “FOR” the election of Mr. Barbieri, and “FOR” the approval of Proposal 2. In addition to the business to be transacted as described above, management will speak about recent developments and respond to questions of general interest to stockholders.

ONLY OWNERS OF RECORD OF THE COMPANY’S ISSUED AND OUTSTANDING COMMON STOCK AS OF THE CLOSE OF BUSINESS ON APRIL 15, 2015 (THE “RECORD DATE”) WILL BE ENTITLED TO NOTICE OF AND TO VOTE AT THE ANNUAL MEETING. EACH SHARE OF COMMON STOCK IS ENTITLED TO ONE VOTE.

Your vote is important. In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to furnish our proxy materials and our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (our “Annual Report”) to stockholders by providing access to the materials on the Internet. Accordingly, a Notice of Internet Availability of Proxy Materials (the “Internet Availability Notice”) has been mailed to those of our stockholders that did not request to receive paper copies of our proxy materials and Annual Report.

It is important that your shares be represented and voted at the Annual Meeting whether or not you plan to attend the Annual Meeting in person. If you are the registered holder of your shares and are viewing the proxy materials on the Internet, you may grant your proxy electronically via the Internet or by telephone, by following the instructions on the Internet Availability Notice or the instructions listed on the Internet site. If you elected to receive paper copies of our proxy materials and Annual Report, you may grant your proxy electronically via the Internet or by telephone, by following the instructions on the proxy card you received, or by completing and mailing the proxy card. If your shares are held in “street name,” which means your shares are held of record by a broker, bank or other nominee, you should review the Notice of Internet Availability of Proxy Materials used by that firm to determine how to provide your broker or other nominee instructions so your shares are voted at the Annual Meeting by your broker or other nominee. Submitting a proxy over the Internet, by telephone or by mailing a proxy card will ensure your shares are represented at the Annual Meeting.

CARETRUST REIT, INC.
BY ORDER OF THE BOARD OF DIRECTORS

GREGORY K. STAPLEY CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER

San Clemente, California

Dated: April 28, 2015

- i -

CARETRUST REIT, INC.

905 Calle Amanecer, Suite 300

San Clemente, California 92673

Proxy Statement

For the Annual Meeting of Stockholders

to be Held on June 8, 2015

General

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or the “Board”) of CareTrust REIT, Inc., a Maryland corporation, for use at the annual meeting of stockholders to be held at the Company’s offices located at 905 Calle Amanecer, Suite 300, San Clemente, California 92673, at 9:00 a.m. PDT, on Monday, June 8, 2015 (the “Annual Meeting”). When used in this Proxy Statement, the terms “we,” “us,” “our,” or the “Company” refer to CareTrust REIT, Inc. and its subsidiaries unless the context requires otherwise.

We intend to mail the Notice of Internet Availability of Proxy Materials, or Internet Availability Notice, to our stockholders that have not requested a paper copy of this proxy statement and accompanying proxy card on or about April 28, 2015.

At the Annual Meeting, the stockholders of the Company will be asked to vote on two proposals. Proposal 1 is to elect one director, Mr. Allen C. Barbieri, to serve on our Board of Directors. Proposal 2 is to ratify the selection of Ernst & Young LLP (“E&Y”) as the independent registered public accounting firm for the Company for the year ending December 31, 2015.

Your vote is very important. Whether or not you plan to attend the Annual Meeting in person, you should vote by using one of the methods described in the proxy materials. You may vote your shares at the annual meeting in person or by proxy, by submitting your proxy to the Company via the Internet or telephone as described in the proxy materials or, if you elected to receive printed copies of the proxy materials, by mail. If your shares are not registered directly in your name (e.g. you hold your shares in a brokerage account or through a bank or other holder of record), you may vote by following the instructions detailed on the notice or voting instruction form you receive from your broker or other nominee.

Any stockholder who executes and delivers a proxy has the right to revoke it any time before it is exercised by delivering to the Secretary of the Company an instrument revoking such proxy or by delivery of a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Subject to revocation, the proxy holders will vote all shares represented by a properly executed proxy received in time for the Annual Meeting in accordance with the instructions on the proxy. If no instruction is specified with respect to a matter to be acted upon, the shares represented by the proxy will be voted FOR the proposal in accordance with the recommendation of the Board of Directors.

The expenses of preparing, assembling, printing and mailing the Internet Availability Notice, this Proxy Statement and the materials used in the solicitation of proxies will be borne by the Company. Proxies will be solicited through the Internet and the mail and may be solicited by our officers, directors and employees in person or by telephone, email. Our officers, directors and employees will not receive additional compensation for any such solicitation efforts. We do not anticipate paying any compensation to any other party for the solicitation of proxies but may reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to beneficial owners. The Company may retain the services of a proxy solicitation firm if, in the Board’s view, it is deemed necessary or advisable. Although the Company does not currently expect to retain such a firm, it estimates that the fees of any such firm retained by the Company could be up to $50,000 plus out-of-pocket expenses, all of which would be paid by the Company.

Record Date and Quorum Requirements

April 15, 2015 has been fixed as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 31,565,227 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), were issued and outstanding. Each outstanding share of Common Stock will be entitled to one vote, and all shares of Common Stock will vote as a single class, with respect to all matters submitted to a vote of the stockholders at the Annual Meeting.

In order to constitute a quorum for the conduct of business at the Annual Meeting, a majority of the issued and outstanding shares of the Common Stock entitled to vote at the Annual Meeting must be represented, either in person or by proxy, at the Annual Meeting. Withheld votes, abstentions and “broker non-votes” will be counted as present and entitled to vote for purposes of determining the existence of a quorum, but will not be counted as votes cast. A broker non-vote occurs when a broker has not received voting instructions from the beneficial owner of shares held in street name and the broker does not have discretionary authority to vote uninstructed shares on non-routine matters.

Required Vote

The election of Mr. Barbieri requires the affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting. Proposal 2, the ratification of E&Y as our independent registered public accounting firm, will require the affirmative vote of a majority of the outstanding shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will have no effect on the election of Mr. Barbieri as a director, so long as a plurality of shareholders vote in favor of his election. In determining whether Proposal 2 has received the requisite number of affirmative votes, abstentions will be counted as shares entitled to vote and will have the same effect as votes against the proposal. Broker non-votes, however, will be treated as not entitled to vote for purposes of determining approval of Proposal 2 and will not be counted as votes for or against Proposal 2. Unless instructed to the contrary, the shares represented by proxies will be voted FOR the election of Mr. Barbieri. Properly executed, unrevoked proxies will be voted FOR Proposal 2 unless a vote against or abstention with respect to such proposal is specifically indicated in the proxy.

Additional Information Regarding the Internet Availability of Our Proxy Materials

We are pleased to take advantage of SEC rules that allow companies to furnish their proxy materials over the Internet. Accordingly, we have sent or will send an Internet Availability Notice regarding the availability of our proxy materials and our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (our “Annual Report”), including instructions on how to access such materials electronically and how to request paper copies thereof, to our stockholders that did not request paper copies of such materials. In addition, stockholders may elect to receive our proxy materials on an ongoing basis in printed form or electronically by going to www.proxyvote.com and following the instructions. A stockholder’s election to receive proxy materials in printed form or electronically will remain in effect until the stockholder terminates it.

Please note that you cannot vote your shares by filling out and returning the Internet Availability Notice. The Internet Availability Notice does, however, include instructions on how to vote your shares.

If your shares are registered directly in your name with our transfer agent, you are considered, with respect to those shares, the “stockholder of record.” In that case, either the Internet Availability Notice or printed copies of our proxy materials, including the Notice of Annual Meeting, this proxy statement and our Annual Report, have been sent directly to you.

If your shares are held in a brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name. In such case, either a notice similar to the Internet Availability

Notice or printed copies of our proxy materials, including the Notice of Annual Meeting, this proxy statement and our Annual Report, should have been provided (or otherwise made available) to you by the broker, bank or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct the holder of record on how to vote your shares by following the instructions they provide for voting.

PROPOSAL 1: ELECTION OF DIRECTOR

General

Our charter, as amended and restated, provides for a classified Board of Directors consisting of three classes of directors, each as nearly equal in number as possible as determined by our Board of Directors, with each class of directors serving staggered three-year terms. As a result, a portion of our Board of Directors will be elected each year. Mr. Christopher R. Christensen served as a Class I director until his resignation on April 15, 2015. Messrs. David G. Lindahl and Jon D. Kline have been designated Class II directors and their current term expires at the annual meeting of the stockholders to be held following the 2015 fiscal year. Messrs. Gregory K. Stapley and Gary B. Sabin have been designated Class III directors and their current term expires at the annual meeting of the stockholders to be held following the 2016 fiscal year.

On the recommendation of the Nominating and Corporate Governance Committee of our Board of Directors, our Board of Directors, including its independent directors, selected and approved Mr. Allen C. Barbieri as nominee for election as a Class I director at the Annual Meeting, to serve for a term of three years, until the annual meeting of the stockholders to be held following the 2017 fiscal year or until his successor is duly elected and qualified or until his earlier resignation or removal.

Mr. Barbieri has agreed to serve as a director if elected. Management has no reason to believe that Mr. Barbieri will be unavailable to serve. In the event Mr. Barbieri is unable to serve or declines to serve at the time of the Annual Meeting, the persons named in the enclosed proxy may exercise discretionary authority to vote upon a substitute nominee selected by our Board of Directors. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominee. Only one nominee may be voted upon for election as a director at the Annual Meeting.

Directors and Nominee

The following table and biographical information sets forth certain information about Mr. Barbieri as well as the continuing directors. Such information is current as of April 15, 2015. The information presented below for each director includes the specific experience, qualifications, attributes and skills that led us to the conclusion that such director should be nominated to serve on our Board of Directors in light of our business.

Name	Position with the Company	Age	Director Since
Gregory K. Stapley	Chairman, President and Chief Executive Officer	55	2013
David G. Lindahl	Director	55	2014
Gary B. Sabin	Director	61	2014
Jon D. Kline	Director	48	2014
Allen C. Barbieri	Nominee for Director	56	N/A

Nominee for Election to the Board of Directors (Class I Director)

Allen C. Barbieri currently serves as the Chairman and Chief Executive Officer of Biosynthetic Technologies, LLC, and has served in this role since December 2009. Prior to this, Mr. Barbieri served on the Board of Directors and as Chief Executive Officer of Lancer Orthodontics, Inc. from April 2004 to June 2008. From 1999 to April 2004, Mr. Barbieri was semi-retired while serving as a director on several boards of directors of private companies. Mr. Barbieri has been a Director of Biomerica, Inc. since 1999. From 1998 to 1999, Mr. Barbieri served as President and Chief Financial Officer of BUY.COM, a large internet retailer financed with over $200 million in venture capital. From 1994 to 1998, Mr. Barbieri served as the President and Chief Executive Officer of Pacific National Bank, a commercial bank that was sold to US Bank in 1998. While at Pacific National Bank, Mr. Barbieri served as the Chief Executive Officer of Alta Residential Mortgage Trust, a mortgage REIT, whose largest shareholder and cofounder was Lehman Brothers. Prior to that, Mr. Barbieri served as President of Capital Bancorp, a commercial bank holding company, Chief Financial Officer of First Federal Bank, and as an Investment Banking Associate of Merrill Lynch Capital Markets in New York. Mr. Barbieri holds a Bachelor’s Degree in Business Management from Brigham Young University and an MBA from the Massachusetts Institute of Technology, Sloan School of Management. We believe Mr. Barbieri’s leadership experience, his extensive management experience, financial markets experience, general financial knowledge and his executive leadership experience in a REIT qualify him to serve on our Board of Directors.

Class II Directors

David G. Lindahl has served as a member of our Board of Directors since his appointment to the Board in 2014. Mr. Lindahl is a partner and Managing Director of HPSI, Inc. (“HPSI”), a nationwide Group Purchasing Organization with operations serving over 10,000 hospitals, post-acute care providers, educational, hospitality and institutional clients, which collectively purchase over $1 billion of goods and services through HPSI each year. He has been affiliated with HPSI in various capacities since 1981. During a portion of that time, he also served as President of HPSI affiliate The Home Place, an operating pediatric sub-acute facility. Mr. Lindahl’s executive leadership experience in the healthcare industry, his entrepreneurship and creativity, and his network of relationships with healthcare operators and their trade associations across the United States, particularly the many smaller hospital systems and post-acute providers which constitute much of our target client base, qualify him to serve on the Board.

Jon D. Kline has served as a member of our Board of Directors since his appointment to the Board in 2014. Mr. Kline is the Founder and President of Clearview Hotel Capital, LLC, a privately-held hotel investment and advisory company focused on acquiring and asset-managing hotels in urban and unique locations. Mr. Kline has been with Clearview Hotel Capital since 2007. He previously served as President and Chief Financial Officer of Sunstone Hotel Investors, Inc. (NYSE:SHO). Prior to Sunstone, Mr. Kline oversaw the U.S. hospitality and leisure investment banking practice at Merrill Lynch & Co., with responsibility for lodging, gaming, restaurants and other leisure industries. Prior to Merrill Lynch, Mr. Kline was a real estate investment banker at Smith Barney, focused on lodging and other real estate asset classes. Prior to Smith Barney, Mr. Kline was an attorney with Sullivan & Cromwell LLP. Mr. Kline has been a member of the board of directors of the Juvenile Diabetes Research Foundation, Orange County Chapter, the United Way, Orange County, Heritage Pointe, and the Urban Land Institute and its Hotel Development Council. Mr. Kline holds a B.A. in Economics from Emory University and a J.D. from New York University School of Law. Mr. Kline’s executive leadership experience in a publicly-traded REIT, his professional and educational background, his network of relationships with real estate professionals and his extensive background and experience in public markets and in real estate and finance transactions qualify him to serve on the Board.

Class III Directors

Gregory K. Stapley has served as a member of our Board of Directors since his the formation of CareTrust in 2013. Mr. Stapley is our Chairman, President and Chief Executive Officer. He has served as President and Chief Executive Officer since our inception in 2013 and was elected Chairman following the Spin-Off (as defined below). Prior to joining CareTrust, he served as Executive Vice President and Secretary of The Ensign Group, Inc., the company from which CareTrust was spun off in 2014, where he was instrumental in assembling the real estate portfolio that was transferred to CareTrust in the Spin-Off. A co-founder of Ensign, he also served as Ensign’s Vice President, General Counsel and Assistant Secretary beginning shortly after Ensign’s founding in 1999. Mr. Stapley previously served as General Counsel for the Sedgwick Companies, an Orange County-based manufacturer, wholesaler and retailer with 192 retail outlets across the United States. Prior to that, Mr. Stapley was a member of the Phoenix law firm of Jennings, Strouss & Salmon PLC, where his practice emphasized real estate and business transactions and government relations. Having served as Executive Vice President of Ensign since 2009 and as Vice President and General Counsel of Ensign from 1999 to 2009, Mr. Stapley brings to the Board extensive management experience, critical knowledge of our properties, substantial industry contacts and knowledge and understanding of the healthcare business in general.

Gary B. Sabin has served as a member of our Board of Directors since his appointment to the Board in 2014. Mr. Sabin is the Chairman and Chief Executive Officer of Excel Trust, Inc. (NYSE:EXL), a retail-focused real estate investment trust that primarily targets value-oriented community and power centers, grocery-anchored neighborhood centers and freestanding retail properties. He previously served as Chairman, Chief Executive Officer and President of Excel Realty Holdings, as Co-Chairman and Chief Executive Officer of Price Legacy Corporation, as Chairman, President and Chief Executive Officer of Excel Legacy Corporation, as a Director and President of New Plan Excel Realty Trust and as Chairman, President and Chief Executive Officer of Excel Realty Trust. In addition, Mr. Sabin has served as Chief Executive Officer of various companies since his founding of Excel Realty Trust Inc.’s predecessor company and its affiliates beginning in 1978. He has been active for over 30 years in diverse aspects of the real estate industry, including the evaluation and negotiation of real estate acquisitions, management, financing, development and dispositions. Mr. Sabin also currently serves as Chairman of The Sabin Children’s Foundation and Vice Chairman of the Cystic Fibrosis Foundation. Mr. Sabin received a Master’s Degree in Management from Stanford University as a Sloan Fellow, and a Bachelor of Science in Finance from Brigham Young University. Mr. Sabin’s executive leadership experience in public real estate investment trusts and other real estate companies, his entrepreneurship and creativity, his network of relationships with real estate professionals across the United States and his experience in finance qualify to him to serve on the Board.

Affirmative Determinations Regarding Director and Nominee Independence

Our Board of Directors has determined that each of the following individuals satisfies the requirements to serve as an “independent director” as such term is defined in Rule 5605(a)(2) of the NASDAQ Stock Market Rules: Messrs. David G. Lindahl, Gary B. Sabin, Jon D. Kline and Allen C. Barbieri. In this Proxy Statement, the aforementioned directors are referred to individually as an “Independent Director” and collectively as the “Independent Directors.” The Independent Directors intend to meet in executive sessions at which only Independent Directors will be present in conjunction with each regularly scheduled meeting of the Board of Directors.

Board Leadership Structure

The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board, as the Board believes it is in the best interests of the Company to make that determination based upon the position and direction of the Company and the membership of the Board. The Board has determined that having the Company’s current Chief Executive Officer serve as Chairman makes the best use of the Chief Executive Officer’s extensive knowledge of the Company and its industry, as well as fostering greater communication between the Company’s management and the Board.

Meetings and Committees of the Board of Directors

During the year ended December 31, 2014, our Board of Directors met five times. Each member of the Board attended at least 75 percent of the meetings of our Board and the meetings of any of our Board committees on which they served. Our Board of Directors and its committees also acted by way of unanimous written consent during the year ended December 31, 2014.

Although we do not have a formal policy regarding attendance by members of our Board of Directors at our Annual Meeting of Stockholders, we encourage our directors to attend. We anticipate that at least a majority of our Board of Directors will attend the Annual Meeting.

Our Board of Directors has an audit committee, a compensation committee and a nominating and corporate governance committee. Each such committee has a written charter, a copy of which is posted on our web site at www.caretrustreit.com under the Investors—Corporate Governance section. The compensation committee, the audit committee and the Board of Directors may meet, at times, without management present.

Compensation Committee. Our compensation committee currently consists of Messrs. David G. Lindahl, Gary B. Sabin and Jon D. Kline. David G. Lindahl serves as chairman of the compensation committee. All members of the compensation committee meet the independence requirements set forth by the NASDAQ Stock Market listing standards and the compensation committee charter. Each member of the compensation committee is a “non-employee director” (within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) and an “outside director” (within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended). Our compensation committee held three meetings in 2014. The primary functions of this committee include, among other things, to:

•	review executive compensation plans and their goals and objectives, and make recommendations to our Board of Directors, as appropriate;

•	evaluate the performance of our executive officers;

•	review and approve the compensation of our executive officers and directors, including salary and bonus awards;

•	establish overall employee compensation policies and recommend to our Board of Directors major compensation programs;

•	administer our various employee benefit and equity incentive programs;

•	to the extent prepared for inclusion in the proxy statement pursuant to SEC requirements, to review and discuss with management our compensation discussion and analysis (the “CD&A”) and recommend to the Board that the CD&A be included in the annual proxy statement or annual report, as applicable; and

•	prepare an annual report on executive compensation for inclusion in our proxy statement.

Audit Committee. Our audit committee currently consists of Messrs. David G. Lindahl, Gary B. Sabin and Jon D. Kline. Jon D. Kline serves as chairman of the audit committee. All members of the audit committee meet the independence requirements set forth by the SEC, the NASDAQ Stock Market listing standards and the audit committee charter. Our audit committee held three meetings in 2014. Each member of our audit committee is financially literate in accordance with the NASDAQ listing requirements. Our Board of Directors has determined that each of Jon D. Kline and Gary B. Sabin qualifies as an “audit committee financial expert” as that term is defined in the rules and regulations established by the SEC. This designation is a disclosure requirement of the SEC related to Jon D. Kline’s and Gary B. Sabin’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose on Jon D. Kline or Gary B. Sabin any duties, obligations or liability that are greater than those generally imposed as a member of our audit committee and our Board of Directors, and such designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of our audit committee or Board of Directors. The primary functions of this committee include, among other things, to:

•	determine the appointment, compensation and retention and to provide oversight of the work of our independent registered public accounting firm;

•	review and approve in advance all permitted non-audit engagements and relationships between us and our independent registered public accounting firm;

•	evaluate our independent registered public accounting firm’s qualifications, independence and performance;

•	review and discuss with our independent registered public accounting firm their audit plan, including the timing and scope of audit activities;

•	review our consolidated and combined financial statements;

•	review our critical accounting policies and practices;

•	review the adequacy and effectiveness of our accounting and internal control policies and procedures;

•	review with our management all significant deficiencies and material weaknesses in the design and operation of our internal controls;

•	review with our management any fraud that involves management or other employees who have a significant role in our internal controls;

•	establish procedures for the receipt, retention and treatment of complaints regarding internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•	review on an ongoing basis and approve or disapprove related party transactions;

•	prepare the reports required by the rules of the SEC to be included in our annual proxy statement, if we are subject to the proxy rules under the Exchange Act; and

•	discuss with our management and our independent registered public accounting firm the results of our annual audit and the review of our quarterly consolidated and combined financial statements.

Representatives of our independent registered public accounting firm and our internal financial personnel regularly meet privately with and have unrestricted access to the audit committee.

Nominating and Corporate Governance Committee. Our nominating and corporate governance committee currently consists of Messrs. David G. Lindahl, Gary B. Sabin and Jon D. Kline. Gary B. Sabin serves as the chairman of the nominating and corporate governance committee. Each member of the nominating and corporate governance committee meets the independence requirements set forth in the NASDAQ listing requirements and the nominating and corporate governance committee charter. Our nominating and corporate governance committee held one meeting in 2014. The primary responsibilities of the nominating and corporate governance committee are to, among other things:

•	assist in identifying, recruiting and evaluating individuals qualified to become members of our Board of Directors, consistent with criteria approved by our Board of Directors and the nominating and corporate governance committee;

•	recommend to our Board of Directors individuals qualified to serve as directors and on committees of our Board of Directors;

•	advise our Board of Directors with respect to board composition, procedures and committees;

•	recommend to our Board of Directors certain corporate governance matters and practices; and

•	conduct an annual self-evaluation for our Board of Directors.

Board Role in Risk Oversight

Our Board of Directors is responsible for overseeing the Company’s management of risk. The Board strives to effectively oversee the Company’s enterprise-wide risk management in a way that balances managing risks while enhancing the long-term value of the Company for the benefit of the stockholders. The Board of Directors understands that its focus on effective risk oversight is critical to setting the Company’s tone and culture towards effective risk management. To administer its oversight function, the Board seeks to understand the Company’s risk philosophy by having discussions with management to establish a mutual understanding of the Company’s overall appetite for risk. Our Board of Directors maintains an active dialogue with management about existing risk management processes and how management identifies, assesses and manages the Company’s most significant risk exposures. Our Board expects frequent updates from management about the Company’s most significant risks so as to enable it to evaluate whether management is responding appropriately.

Our Board relies on each of its committees to help oversee the risk management responsibilities relating to the functions performed by such committees. Our audit committee periodically discusses with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies. Our compensation committee helps the Board to identify the Company’s exposure to any risks potentially created by our compensation programs and practices. Our nominating and corporate governance committee oversees risks relating to the Company’s corporate compliance programs and assists the Board and management in promoting an organizational culture that encourages commitment to ethical conduct and a commitment to compliance with the law. Each of these committees is required to make regular reports of its actions and any recommendations to the Board, including recommendations to assist the Board with its overall risk oversight function.

The Company’s Director Nomination Process

As indicated above, our nominating and corporate governance committee oversees the director nomination process. This committee is responsible for assisting the Board of Directors in establishing minimum qualifications for director nominees, including qualities and skills that members of our Board of Directors are expected to possess. Under our nominating and corporate governance committee charter, which is available at our website at www.caretrustreit.com, these criteria include the candidate’s knowledge, experience, skills, expertise and diversity. Our nominating and corporate governance committee identifies and evaluates individuals qualified to become members of our Board of Directors. Our nominating and corporate governance committee then recommends that our Board of Directors select the director nominees for the election at the next annual meeting of stockholders, or to fill vacancies on our Board of Directors occurring between annual meetings of our stockholders.

Although we do not have a formal diversity policy, we believe it is important to have an appropriate mix of diversity for the optimal functionality of the Board of Directors. Our nominating and corporate governance committee charter requires that the governance committee consider each candidate’s qualities and skills and our nominating and corporate governance committee considers each candidate’s background, diversity, ability, judgment, skills and experience in the context of the needs and current make up of the Board of Directors when evaluating director nominees. The Board of Directors believes it is important for each member of the Board of Directors to possess skills and knowledge in the areas of leadership of large, complex organizations, finance, strategic planning, legal, government relations and relevant industries, especially the healthcare real estate industry. These considerations help the Board of Directors as a whole to have the appropriate mix of skills and experiences for the optimal functioning of the Board of Directors in its oversight of our Company. As part of its periodic self-assessment process, the nominating and corporate governance committee annually reviews and evaluates its performance, including overall composition of the Board of Directors and the criteria that it uses for selecting nominees in light of the specific skills and characteristics necessary for the optimal functioning of the Board of Directors in its oversight of our Company.

The nominating and corporate governance committee will consider nominees for the Board recommended by stockholders who meet the eligibility requirements for submitting stockholder proposals for inclusion in the Company’s next proxy statement. If an eligible stockholder wishes to recommend a nominee, he or she should submit such recommendation in writing to the Chair, Nominating and Corporate Governance Committee, care of the Secretary of the Company, by the deadline for stockholder proposals set forth in the Company’s last proxy statement, specifying the information set forth in the nominating and corporate governance committee charter. All such recommendations will be brought to the attention of the nominating and corporate governance committee, and the nominating and corporate governance committee shall evaluate such director nominees in accordance with the same criteria applicable to the evaluation of all director nominees.

General Nomination Right of All Stockholders. Any stockholder may nominate one or more persons for election as a director at an annual meeting of stockholders if the stockholder complies with the notice, information and consent provisions contained in our Amended and Restated Bylaws (our “bylaws”). In order for a stockholder’s director nomination to be timely, the stockholder must deliver written notice to our Secretary not earlier than the 150th day, nor later than 5:00 p.m. Eastern Time on the 120th day, prior to the first anniversary of the date of the proxy statement (as defined in Section 11(c)(3) of Article II of the bylaws) for the preceding year’s annual meeting; provided, however, that in connection with the Company’s first annual meeting or in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, in order for notice by the stockholder to be timely, such notice must be so delivered no earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the 10th day following the day on which public announcement of the date of such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice as described above. The date of this proxy statement is April 28, 2015, therefore the 120th day prior to the first anniversary of the date of this proxy statement will be December 30, 2015.

Director Compensation

The information contained in “Executive Compensation—Director Compensation” is incorporated herein by reference.

Communications with Directors

Stockholders who would like to send communications to our Board may do so by submitting such communications to our Secretary at CareTrust REIT, Inc., 905 Calle Amanecer, Suite 300, San Clemente, California 92673. We suggest, but do not require, that such submissions include the name and contact information of the stockholder making the submission and a description of the matter that is the subject of the communication. Our Secretary will then distribute such information to our Board of Directors for review.

Code of Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all employees, including employees of our subsidiaries, as well as each member of our Board of Directors. The code of business conduct and ethics is available at our website at www.caretrustreit.com under the Investors—Corporate Governance section.

We intend to satisfy any disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of this code of business conduct and ethics by posting such information on our website, at the address specified above.

Recommendation of the Board of Directors

Our Board of Directors unanimously recommends that the stockholders vote FOR the election of the nominee listed above.

PROPOSAL 2: APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We are asking the stockholders to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2015. The affirmative vote of a majority of the common stock having voting power present in person or represented by proxy and entitled to vote will be required to ratify the selection of E&Y.

Stockholders are not required to ratify the appointment of E&Y as our independent registered public accounting firm. However, we are submitting the appointment for ratification as a matter of good corporate practice. If stockholders fail to ratify the appointment, the audit committee will consider whether or not to retain E&Y. Even if the appointment is ratified, the audit committee may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Representatives of E&Y will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

E&Y was the independent registered public accounting firm for the Company for fiscal year 2014.

Deloitte & Touche LLP (“Deloitte”) was the independent registered public accounting firm of Ensign Properties, the predecessor of the Company, for fiscal years 2013 and 2012. “Ensign Properties” refers to the carve-out business of (i) the entities that own the skilled nursing, assisted living and independent living facilities that the Company owns following its Spin-Off from Ensign and (ii) the operations of the three independent living facilities that the Company operates following the Spin-Off. As previously disclosed, on June 20, 2014, the Audit Committee approved the dismissal of Deloitte as our prior independent registered public accounting firm. Deloitte’s engagement as our independent registered public accounting firm with respect to the audit of our combined financial statements as of and for the year ended December 31, 2013 ended effective immediately upon the Company’s filing of its Form 8-K with the SEC on June 26, 2014.

The audit reports of Deloitte on our combined financial statements as of and for the fiscal years ended December 31, 2013 and 2012 did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the two fiscal years ended December 31, 2013 and 2012, and during the subsequent interim period through June 20, 2014, (1) there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that, if not resolved to Deloitte’s satisfaction, would have caused Deloitte to make reference in connection with its reports on the financial statements of the Company or Ensign Properties for such periods and (2) there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

During the fiscal years ended December 31, 2013 and 2012, and during the subsequent interim period through June 20, 2014, neither we nor anyone on our behalf consulted with E&Y regarding either (1) the application of accounting principles to a specified transaction, whether completed or proposed, or the type of audit opinion that might be rendered on the financial statements of the Company or Ensign Properties, and no written report or oral advice was provided to us that E&Y concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue or (2) any matter that was the subject of a disagreement or reportable event as defined in Regulation S-K, Item 304(a)(1)(iv) and Item 304(a)(1)(v), respectively.

In accordance with Item 304(a)(3) of Regulation S-K, we previously provided Deloitte with a copy of the above disclosures and requested that Deloitte furnish a letter addressed to the SEC stating whether it agrees with the statements made above. A copy of such letter is filed as Exhibit 16.1 to our Form 8-K filed with the SEC on June 26, 2014.

Principal Accountant Fees and Services

The following table presents fees for professional services rendered by E&Y and Deloitte for the years ended December 31, 2014 and 2013, respectively:

	E&Y 2014	Deloitte 2014	Deloitte 2013
Audit Fees(1)	$339,902	$469,776	$112,000
Audit Related Fees(2)	—	469,882	304,622
Tax Fees	—	—	—
All Other Fees(3)	1,995	—	—

Total	$341,897	$939,658	$416,622

(1)	Audit Fees consist principally of fees for the audit of our financial statements and review of our financial statements included in our Quarterly Reports on Form 10-Q, fees incurred in connection with the preparation and filing of registration statements with the SEC and accounting consultations. Audit fees for services rendered by Deloitte were incurred prior to the completion of the Spin-Off and were paid by Ensign.
(2)	Audit Related Fees consist of fees for services rendered by Deloitte in connection with the preparation of our Form 10 registration statement, which were incurred prior to the completion of the Spin-Off and paid by Ensign.
(3)	This amount represents subscription fees paid to E&Y for use of an accounting research tool during the year ended December 31, 2014.

Pre-Approval Policies

Our audit committee approved all audit, audit-related, tax and other services performed by our independent registered public accounting firm following the Spin-Off and prior to the engagement with respect to such services.

Recommendation of the Board of Directors

Our Board of Directors unanimously recommends that the stockholders vote FOR the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015.

AUDIT COMMITTEE REPORT

Our audit committee has reviewed and discussed with our management our audited consolidated and combined financial statements and the establishment and maintenance of internal controls over financial reporting and has discussed with our independent registered public accounting firm the matters required to be discussed by Professional Standards Vol. 1. AU Section 380, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and Rule 2-07 of Regulation S-X (Communication with Audit Committees).

Our audit committee has received the written disclosures and the letter from our independent registered public accounting firm required by PCAOB Ethics and Independence Rule 3526 (Communication with Audit Committees Concerning Independence).

Our audit committee has also considered whether the provision of non-audit services provided to us by our independent registered public accounting firm is compatible with maintaining its independence and has discussed with the auditors such auditors’ independence.

Based on its review, our audit committee recommended to our Board of Directors that the audited financial statements for the Company’s year ended December 31, 2014 be included in our Annual Report for its year ended December 31, 2014, which was filed on February 11, 2015.

Submitted by:

Jon D. Kline (Chair)

David G. Lindahl

Gary B. Sabin

Members of the Audit Committee

EXECUTIVE OFFICERS

The following table presents information regarding our current executive officers. The information is current as of April 15, 2015:

Name	Age	Position
Gregory K. Stapley	55	Chairman, President and Chief Executive Officer
William M. Wagner	49	Chief Financial Officer, Treasurer and Secretary
David M. Sedgwick	39	Vice President of Operations

Information on the business background of Gregory K. Stapley is set forth above under “Directors and Nominee.”

William M. Wagner has served as our Chief Financial Officer, Treasurer and Secretary since December 2013 and also serves as our principal accounting officer. Mr. Wagner served as Chief Financial Officer of First Team Real Estate, a private real estate brokerage company, from 2012 to 2013. From 2008 to 2012, Mr. Wagner served as Senior Vice President and Chief Accounting Officer of Nationwide Health Properties, Inc., a healthcare REIT. From 2004 to 2008, Mr. Wagner served as Senior Vice President and Chief Accounting Officer of Sunstone Hotel Investors, Inc., a lodging REIT. From 2001 to 2004, Mr. Wagner served as Vice President, Financial Reporting of The TriZetto Group, Inc. From 1999 to 2001, Mr. Wagner worked for two internet start-up ventures. From 1997 to 1999, Mr. Wagner served as Director, Financial Reporting of Irvine Apartment Communities, Inc., a multifamily REIT. From 1990 to 1997, Mr. Wagner worked for EY Kenneth Leventhal Real Estate Group and served real estate clients including several REITs. Mr. Wagner received a B.A. degree in Business Administration from the University of Washington and is a Certified Public Accountant (inactive) in the State of California.

David M. Sedgwick. Mr. Sedgwick has served as our Vice President of Operations since May 2014. He is a licensed nursing home administrator and, prior to joining CareTrust, served in several key leadership roles at Ensign since 2001. During 2013, he operated Ensign’s newly-built Medicare-only skilled nursing facility (“SNF”) in Denver, Colorado, and simultaneously supported all of Ensign’s skilled nursing operations in Colorado. During 2012, he served as President of Ensign’s Maryland-based urgent care franchise venture, Doctors Express. From 2007 to 2012, Mr. Sedgwick served as Ensign’s Chief Human Capital Officer, with responsibility for recruiting and training more than 100 licensed nursing home administrators and directing Ensign University, which included Ensign’s administrator training program. From 2002 to 2007, he operated three Ensign SNFs in two states. Mr. Sedgwick holds a B.S. in Accounting from Brigham Young University and an M.B.A. from the University of Southern California. Mr. Sedgwick is Mr. Stapley’s brother-in-law.

EXECUTIVE COMPENSATION

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act enacted in April 2012. As an emerging growth company, we are providing compensation information pursuant to the reduced disclosure obligations applicable to emerging growth companies, and are relying on exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Named Executive Officers

Our “named executive officers” for our 2014 fiscal year, who consist of our principal executive officer and the two other most highly compensated executive officers, are:

•	Gregory K. Stapley, Chief Executive Officer;

•	William M. Wagner, Chief Financial Officer; and

•	David M. Sedgwick, Vice President, Operations.

Introduction

Prior to June 1, 2014, the Company was a wholly-owned subsidiary of Ensign. On June 1, 2014, Ensign completed the separation of its healthcare business and its real estate business into two separate and independent publicly traded companies through the distribution of all of the outstanding shares of common stock of CareTrust to Ensign stockholders on a pro rata basis (the “Spin-Off”). Effective with the Spin-Off, our named executive officers that held management positions at Ensign or its subsidiaries resigned from such positions and have since been solely employed by the Company. After the Spin-Off, the Company began trading on the NASDAQ Global Select Market under the symbol “CTRE” as an independent public company. Prior to the Spin-Off, the cash compensation of our named executive officers was determined by Ensign’s executive management or its board of directors and the equity compensation of our named executive officers was determined by Ensign’s compensation committee at the recommendation of Ensign’s executive management. Accordingly, the compensation paid to our named executive officers for fiscal year 2014 is not necessarily indicative of how we will compensate our named executive officers in future years.

2014 Summary Compensation Table

The following table sets forth certain information with respect to compensation for the year ended December 31, 2014, or such shorter period as indicated in the footnotes below, earned by, awarded to or paid to our named executive officers.

Name and Principal Position	Year		Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
Gregory K. Stapley Chief Executive Officer	2014	(4)	219,261	—	700,412	533,541	750	1,453,964
William M. Wagner Chief Financial Officer	2014	(4)	142,917	75,000	440,035	239,414	—	897,366
David M. Sedgwick Vice President, Operations	2014	(4)	90,125	50,000	359,788	165,586	1,500	666,999

(1)	The amounts in this column represent a special cash bonus in recognition of the successful completion of the Spin-Off.

(2)	The amounts in this column represent the aggregate fair value of each award on its grant date, computed in accordance with ASC Topic 718.
(3)	The amounts in this column represent 401(k) plan company matching contributions.
(4)	Reflects compensation for the period after the Spin-Off (from June 1, 2014) through December 31, 2014 only.

Outstanding Equity Awards at 2014 Fiscal Year End

The following table sets forth certain information with respect to outstanding equity awards of our named executive officers as of December 31, 2014 with respect to the named executive officer. The market value of the shares in the following table is the fair value of such shares at December 31, 2014.

Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Gregory K. Stapley	12/17/2014	57,270		706,139
William M. Wagner	12/17/2014	35,980		443,633
David M. Sedgwick	12/17/2014	24,210		298,509
	6/18/2014	3,500	(2)	43,155

(1)	Market value of unvested restricted stock and unvested units is based on the closing stock price as of December 31, 2014.
(2)	Represents restricted stock units granted following the Spin-Off to provide an approximate “make-whole” for unvested Ensign options automatically forfeited when Mr. Sedgwick’s employment ended with Ensign at the Spin-Off.

Employment Agreements

Our named executive officers do not have employment agreements.

Non-Competition and Non-Solicitation

Our named executive officers are not party to any agreements with non-competition, non-solicitation or other similar restrictive covenants.

Director Compensation

To date, we have provided cash and stock compensation to directors for their services as directors or members of committees of the Board of Directors. We have reimbursed and will continue to reimburse our non-employee directors for their reasonable expenses incurred in attending meetings of our Board of Directors and committees of the Board of Directors.

Each member of our Board of Directors who is not our employee will receive the following cash compensation for board services, as applicable:

•	$30,000 per year for service as a board member;

•	$15,000 per year for service as lead independent director of the Board of Directors; and

•	$15,000 per year for service as chairperson of the audit committee, $10,000 per year for service as chairperson of the compensation committee, and $7,500 per year for service as chairman of the nominating and corporate governance committee.

In addition, pursuant to the Independent Director Compensation Policy, our non-employee directors received initial grants and will receive annual, automatic, non-discretionary grants of approximately $50,000 in vested stock awards.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Jon D. Kline	26,250	50,021	—	76,271
David G. Lindahl	23,333	50,021	—	73,354
Gary B. Sabin	30,625	50,021	—	80,646

(1)	The amounts in this column represent the aggregate fair value of each award on its grant date, computed in accordance with ASC Topic 718.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us with respect to beneficial ownership of our common stock as of April 15, 2015 for (i) each director and nominee, (ii) each holder of 5% or greater of our common stock, (iii) our Named Executive Officers, and (iv) all executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. Shares subject to options that are exercisable within 60 days following April 15, 2015 are deemed to be outstanding and beneficially owned by the optionee for the purpose of computing share and percentage ownership of that optionee, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The percentage of shares beneficially owned is based on 31,565,227 shares of common stock outstanding as of April 15, 2015. Except as affected by applicable community property laws, all persons listed have sole voting and investment power for all shares shown as beneficially owned by them.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percent of Class
Named Executive Officers And Directors:
Gregory K. Stapley(3)	559,854	1.77%
William M. Wagner	35,980	*
David M. Sedgwick	56,071	*
David G. Lindahl	4,090	*
Gary B. Sabin	4,090	*
Jon D. Kline	4,090	*
All Executive Officers and Directors as a Group (6 Persons)	664,175	2.10%

Other Five Percent Stockholders:
Blackrock, Inc.(4)	2,447,601	7.75%
Wasatch Advisors, Inc.(5)	3,019,082	9.56%
The Vanguard Group(6)	4,326,456	13.71%
Vanguard Specialized Funds-Vanguard REIT Index Fund(7)	2,103,650	6.66%

*	Denotes less than 1%.
(1)	The addresses of all of the officers and directors listed above are in the care of CareTrust REIT, Inc., 905 Calle Amanecer, Suite 300, San Clemente, California 92673.
(2)	Includes shares of restricted stock and units. Restricted stock and units may not be disposed of until vested and are subject to repurchase by us upon termination of service to us.
(3)	Represents 57,270 shares held by Mr. Stapley directly, 418,371 shares held by the Stapley Family Trust dated April 25, 2006, 28,672 shares held by Deborah Stapley as custodian for the minor children of Gregory K. Stapley and Deborah Stapley under the California Uniform Transfers to Minor Act and 55,541 shares held by the Marian K. Stapley Revocable Trust dated April 29, 1965, of which Mr. Stapley is trustee, and the Estate of Marian K. Stapley, of which Mr. Stapley is the executor. Mr. Stapley and his spouse share voting and investment power over the shares held by the Stapley Family Trust, Mr. Stapley’s spouse holds voting and investment power over the shares held for their minor children and Mr. Stapley holds, as trustee, voting and investment power over the shares held by the Marian K. Stapley Revocable Trust.
(4)	Represents beneficial ownership as of December 31, 2014 solely as reported on Schedule 13G filed by Blackrock, Inc. on February 2, 2015, which indicates that Blackrock, Inc. held 2,447,601 shares and held sole voting power over 2,354,710 shares. The business address of Blackrock, Inc. is 55 East 52nd Street, New York, New York 10022.
(5)	Represents beneficial ownership as of December 31, 2014 solely as reported on Schedule 13G filed by Wasatch Advisors, Inc. on February 17, 2015, which indicates that Wasatch Advisors, Inc. held 3,019,082 shares. The business address of Wasatch Advisors, Inc. is 505 Wakara Way, Salt Lake City, Utah 84108.

(6)	Represents beneficial ownership as of December 31, 2014 solely as reported on Schedule 13G filed by The Vanguard Group on February 10, 2015, which indicates that The Vanguard Group held 4,326,456 shares and held sole voting power over 25,148 shares, sole dispositive power over 4,302,788 shares, and shared dispositive power over 23,668 shares. The business address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
(7)	Represents beneficial ownership as of December 31, 2014 solely as reported on Schedule 13G filed by Vanguard Specialized Funds-Vanguard REIT Index Fund on February 6, 2015, which indicates that Vanguard Specialized Funds-Vanguard REIT Index Fund held 2,103,650 shares. The business address of Vanguard Specialized Funds-Vanguard REIT Index Fund is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, requires our directors and officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our equity securities. Officers, directors, and greater than ten percent stockholders are required to furnish us with copies of all Section 16(a) forms they file. Based on our review of the copies of such forms we have received and written representations from certain reporting persons that they filed all required reports, we believe that all of our officers, directors and greater than 10% shareholders complied with all Section 16(a) filing requirements applicable to them with respect to transactions during fiscal year 2014.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Since January 1, 2014, there has not been, nor is there any proposed transaction in which we were or will be a party or in which we were or will be a participant, involving an amount that exceeded or will exceed $120,000 and in which any director, executive officer, beneficial owner of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than the compensation arrangements and other agreements and transactions which are described in “Executive Compensation” and the transactions described below.

Procedures for Approval of Related Person Transactions

Our Board of Directors has adopted a policy regarding the approval of any “related person transaction,” which is any transaction or series of transactions in which we or any of our subsidiaries is or are to be a participant, the amount involved exceeds $120,000, and a “related person” (as defined under SEC rules) has a direct or indirect material interest. Under the policy, a related person is required to promptly disclose to our Chief Financial Officer any proposed related person transaction and all material facts about the proposed transaction. Our Chief Financial Officer would then assess and promptly communicate that information to our audit committee. Based on our audit committee’s consideration of all of the relevant facts and circumstances, our audit committee will decide whether or not to approve such transaction and will generally approve only those transactions that are in, or are not inconsistent with, the best interests of CareTrust. If we become aware of an existing related person transaction that has not been pre-approved under this policy, the transaction will be referred to our audit committee, which will evaluate all options available, including ratification, revision or termination of such transaction. Our policy requires any director who may be interested in a related person transaction to recuse himself or herself from any consideration of such related person transaction. As a result of Mr. Christensen’s service on our Board of Directors, transactions between Ensign and CareTrust that exceeded the $120,000 threshold during the term of his service were subject to our policy regarding related party transactions, and required Mr. Christensen to recuse himself from consideration of such transactions.

Relationship between Ensign and CareTrust

On June 1, 2014, Ensign completed the separation of its healthcare business and its real estate business into two separate and independent publicly traded companies through the distribution of all of the outstanding shares of common stock of CareTrust to Ensign stockholders on a pro rata basis. Ensign stockholders received one share of CareTrust common stock for each share of Ensign common stock held at the close of business on May 22, 2014, the record date for the Spin-Off. The Spin-Off was effective from and after June 1, 2014, with all of the outstanding shares of our common stock distributed to Ensign stockholders on a pro rata basis on June 2, 2014.

To govern their relationship after the Spin-Off, Ensign and CareTrust entered into: (1) the Separation and Distribution Agreement, dated May 23, 2014 (the “Separation and Distribution Agreement”); (2) the Ensign Master Leases, dated May 30, 2014 (the “Ensign Master Leases”); (3) the Opportunities Agreement, dated May 30, 2014 (the “Opportunities Agreement”); (4) the Tax Matters Agreement, dated May 30, 2014 (the “Tax Matters Agreement”); (5) the Transition Services Agreement, dated May 30, 2014 (the “Transition Services Agreement”); and (6) the Employee Matters Agreement, dated May 30, 2014 (the “Employees Matters Agreement”). For a summary of the material terms of the foregoing agreements, see “Our Relationship with Ensign after the Spin-Off.” Transactions pursuant to these agreements are pre-approved under our policy regarding related party transactions.

Family Relationships

David M. Sedgwick is the brother-in-law of Gregory K. Stapley. Mr. Sedgwick has served as our Vice President of Operations since June 1, 2014. See “Executive Officers” and “Executive Compensation” for further information regarding Mr. Sedgwick.

OUR RELATIONSHIP WITH ENSIGN FOLLOWING THE SPIN-OFF

To govern our relationship with Ensign after the Spin-Off, we entered into various agreements with Ensign. The following is a summary of the material terms of those agreements.

These summaries are qualified in their entirety by reference to the full text of the applicable agreements.

Separation and Distribution Agreement

The Separation and Distribution Agreement we entered into with Ensign sets forth, among other things, certain organizational matters and other ongoing obligations of Ensign and CareTrust that govern certain aspects of our relationship with Ensign after the Spin-Off.

The Separation and Distribution Agreement provides for a full and complete release and discharge of all liabilities existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed at or before the separation, between Ensign and us, except as expressly set forth in the Separation and Distribution Agreement.

The Separation and Distribution Agreement provides that (1) we will indemnify Ensign and its affiliates and each of their respective current and former directors, officers, agents and employees against any and all losses relating to (a) liabilities arising out of our real estate business, (b) any breach by us of any provision of the Separation and Distribution Agreement or any ancillary agreement, and (c) any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to information contained or incorporated by reference in our registration statement on Form 10, the information statement filed as Exhibit 99.1 thereto, or the offering memorandum related to the private offering of $260.0 million aggregate principal amount of 5.875% Senior Notes due 2021 issued by CTR Partnership, L.P., our wholly owned subsidiary, and CareTrust Capital Corp. (other than information regarding Ensign provided to us by Ensign for inclusion therein), and (2) that Ensign will indemnify us and our affiliates and each of our respective current and former directors, officers, agents and employees against any and all losses relating to (a) liabilities arising out of the Ensign healthcare business, (b) any breach by Ensign of any provision of the Separation and Distribution Agreement or any ancillary agreement, and (c) any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to information contained or incorporated by reference in our registration statement on Form 10 (solely with respect to information regarding Ensign provided to us by Ensign for inclusion therein).

The Separation and Distribution Agreement also establishes dispute resolution procedures with respect to claims subject to indemnification and related matters.

Indemnification with respect to taxes and employee benefits is governed by the Tax Matters Agreement and the Employee Matters Agreement, respectively.

Ensign Master Leases

Ensign leases substantially all of the properties that we own pursuant to the Ensign Master Leases. The Ensign Master Leases consist of eight leases, each with its own pool of properties, that have varying maturities and diversity in property geography. Under each Ensign Master Lease, our individual subsidiaries that own the properties subject to such Ensign Master Lease are the landlords, and the individual subsidiaries of Ensign that operate those properties are the tenants (collectively, the “Ensign Tenants”). Ensign guarantees the obligations of the Ensign Tenants under the Ensign Master Leases. A default by an Ensign Tenant under an Ensign Master Lease with respect to any property will entitle us to exercise our remedies under such Ensign Master Lease as to all properties covered by such Ensign Master Lease as though all such properties were in default. In addition, each Ensign Master Lease with the Ensign Tenants contains cross-default provisions that will result in a default under all of the Ensign Master Leases if a default occurs under any Ensign Master Lease.

The following table sets forth the property type and geographic location of the properties subject to each Ensign Master Lease:

	Master Lease 1	Master Lease 2	Master Lease 3	Master Lease 4	Master Lease 5	Master Lease 6	Master Lease 7	Master Lease 8
Property Type:
SNFs	9	8	6	12	9	9	10	9
Skilled Nursing Campuses	1	2	2	—	2	2	—	1
ALFs and ILFs	3	2	2	1	2		2	—
Total:	13	12	10	13	13	11	12	10

Geographic Location
CA	2	2	2	2	2	1	4	3
TX	4	3	3	4	3	3	5	—
AZ	—	1	1	—	1	1	—	6
UT	1	2	1	2	2	2	1	—
CO	1	1	1	—	1	1	—	—
ID	1	1	—	1	—	1	2	—
WA	1	1	1	1	1	—	—	1
NV	1	—	—	1	1	—	—	—
NE	1	—	—	1	2	1	—	—
IA	1	1	1	1	—	1	—	—

Total:	13	12	10	13	13	11	12	10

The following description of the Ensign Master Leases does not purport to be complete, but contains a summary of certain material provisions of the Ensign Master Leases.

Term and Renewals

The Ensign Master Leases provide for the lease of land, buildings, structures and other improvements on the land, easements and similar appurtenances to the land and improvements relating to the operation of the leased properties, and certain personal property owned by us and used in the operation of the leased properties.

The Ensign Master Leases provide for initial terms in excess of ten years with staggered expiration dates and no purchase options. At the option of the Ensign Tenants and subject to certain conditions being satisfied, each Ensign Master Lease may be extended for up to either two or three five-year renewal terms beyond the initial term, on the same terms and conditions. If the Ensign Tenants elect to renew the term of an Ensign Master Lease, the renewal will be effective as to all, but not less than all, of the leased property then subject to the Ensign Master Lease.

The following table sets forth the expiration date for each Ensign Master Lease:

	Master Lease 1	Master Lease 2	Master Lease 3	Master Lease 4	Master Lease 5	Master Lease 6	Master Lease 7	Master Lease 8
Year of expiration	2026	2027	2028	2029	2030	2031	2032	2034

Ensign Master Leases 1-5 have three extension options of five years each and Ensign Master Leases 6-8 have two extension options of five years each. Extension of the term of any of the Ensign Master Leases is subject to the following conditions: (1) no event of default under any of the Ensign Master Leases having occurred and being continuing, and (2) the Ensign Tenants providing timely notice of their intent to renew. The term of the Ensign Master Leases is subject to termination prior to the expiration of the then current term upon default by the Ensign Tenants in their obligations, if not cured within any applicable cure periods set forth in the Ensign Master Leases.

The Ensign Tenants do not have the ability to terminate their obligations under an Ensign Master Lease prior to its expiration without our consent. If an Ensign Master Lease is terminated prior to its expiration other than with our consent, the Ensign Tenants may be liable for damages and incur charges such as continued payment of rent through the end of the lease term and maintenance and repair costs for the leased property.

Rental Amounts and Escalators

Each Ensign Master Lease is a triple-net lease. Accordingly, in addition to rent, the Ensign Tenants are required to pay the following:

•	all impositions and taxes levied on or with respect to the leased properties (other than taxes on our income);

•	all utilities and other services necessary or appropriate for the leased properties and the business conducted thereon;

•	all insurance required in connection with the leased properties and the business conducted on the leased properties;

•	all facility maintenance and repair costs; and

•	all fees in connection with any licenses or authorizations necessary or appropriate for the leased properties and the business conducted thereon.

The rent is a fixed component that was initially set near the time of the Spin-Off. The annual revenues from the Ensign Master Leases are $56.0 million during each of the first two years of the Ensign Master Leases, which results in a lease coverage ratio of approximately 1.91x based on the adjusted net operating income (“ANOI”) from the leased properties for the 12 months ended September 30, 2014 (calculated assuming that all of the leased properties were owned for the full 12-month period). A management fee equal to five percent of gross revenues is included as a reduction to ANOI. Commencing in the third year under the Ensign Master Leases, the annual revenues from the Ensign Master Leases will be escalated annually by an amount equal to the product of (1) the lesser of the percentage change in the Consumer Price Index (but not less than zero) or 2.5%, and (2) the prior year’s rent.

The initial annualized rent for each Ensign Master Lease is as follows:

Master Lease 1	Master Lease 2	Master Lease 3	Master Lease 4	Master Lease 5	Master Lease 6	Master Lease 7	Master Lease 8
$6,257,808	$5,552,501	$7,150,823	$5,317,983	$5,680,413	$6,475,985	$8,664,488	$10,900,000

Maintenance, Capital Expenditures and Alterations

The Ensign Tenants are required to make all expenditures reasonably necessary to maintain the leased property in good appearance, repair and condition. The Ensign Tenants are required to maintain all personal property located at the leased properties in good repair and condition as is necessary to operate all the leased property in compliance with applicable legal, insurance and licensing requirements. If the Ensign Tenants elect to make additional improvements to a leased property above and beyond the maintenance expenditures, we will finance such additional capital expenditures upon the Ensign Tenants’ request, subject to satisfaction of certain conditions, up to an aggregate amount of 20% of our initial investment in such property, and the rent will increase based on the amount financed.

Alterations (other than certain pre-approved alterations, which include non-structural alterations costing $250,000 or less that (a) do not decrease the value of the property, (b) do not adversely affect the exterior appearance of the property, and (c) are consistent in terms of style, quality and workmanship to the property) are permitted only with our consent. Prior to commencing any alterations, the Ensign Tenants are required to provide us with copies of detailed plans, specifications, permits, licenses and other information as we shall request.

Use of the Leased Property

Each Ensign Master Lease requires that the Ensign Tenants utilize the leased property solely for the operation of a healthcare facility and related uses as specified in the Ensign Master Leases. The Ensign Tenants are responsible for maintaining or causing to be maintained all licenses, certificates and permits necessary for the leased properties to comply with various regulations.

Events of Default

Under each Ensign Master Lease, an “Event of Default” is deemed to occur upon certain events, including:

•	the failure by the Ensign Tenants to pay rent or other amounts when due or within certain grace or cure periods of the due date;

•	the revocation or termination of any license or other authorization that would have a material adverse effect on the operation of any property, the voluntary cessation of operations at any property, the sale or transfer of any portion of a license or other authorization, or the use of any property other than for the operation of a healthcare facility;

•	any material suspension, limitation or restriction placed upon the Ensign Tenants, any license or other authorization, any property or the operations at any property, which is not cured within any applicable grace period;

•	the occurrence of a default under another agreement between us and the Ensign Tenants or our respective subsidiaries, which is not cured within any applicable grace period;

•	the occurrence of a default under any other lease, guaranty, loan or financing agreement by Ensign or its subsidiaries, which is not cured within any applicable grace period;

•	certain events of bankruptcy, insolvency or liquidation with respect to Ensign or its subsidiaries or any levy upon or attachment of an Ensign Tenant’s interest in the premises;

•	the breach by the Ensign Tenants or Ensign of a representation or warranty in the Ensign Master Leases or any guaranty in a manner which would impair the Ensign Tenants’ ability to perform their obligations under the Ensign Master Leases; and

•	the failure by the Ensign Tenants to maintain the premises and insurance coverage thereon or otherwise to comply with the covenants set forth in the Ensign Master Lease when due or within any applicable cure period.

Remedies for an Event of Default

Upon an Event of Default under an Ensign Master Lease, we may (at our option) exercise certain remedies, including:

•	sue for specific performance of any covenant;

•	enter any property, terminate such Ensign Master Lease, dispossess the Ensign Tenant from any property and/or collect monetary damages by reason of the Ensign Tenant’s breach (including the acceleration of all rent which would have accrued after such termination);

•	elect to leave such Ensign Master Lease in place and sue for rent and any other monetary damages;

•	relet any property to any tenant for such term, rent, conditions and uses as we may determine;

•	exercise available remedies under related Ensign Master Leases in accordance with the cross-default provisions of each Ensign Master Lease; and

•	seek any and all other rights and remedies available under law or in equity.

Notwithstanding the foregoing, under certain circumstances our damage remedies may be limited by contractual provisions designed to procure classification of the Ensign Master Lease as operating leases under Accounting Standards Codification 840, Leases.

Assignment and Subletting

Except as noted below, each Ensign Master Lease provides that the Ensign Tenants may not sublease, assign, encumber or otherwise transfer or dispose of the Ensign Master Leases or any leased property, including by virtue of a change of control of Ensign or the Ensign Tenants, or engage a management company without our consent.

Each Ensign Master Lease also provides that the Ensign Tenants may assign the Ensign Master Lease or sublease any leased property to an affiliate, subject to our reasonable approval of the transfer documents and the satisfaction of certain conditions. Upon any such assignment or transfer to an affiliate of the Ensign Tenants, Ensign must guarantee the affiliate’s obligations under the Ensign Master Lease and the prior Ensign Tenant will not be released from its obligations under the applicable Ensign Master Lease.

New Opportunities

Generally, neither we nor Ensign or the Ensign Tenants is prohibited from developing, redeveloping, expanding, purchasing, building or operating facilities. However, Ensign, the Ensign Tenants and their respective affiliates are not able to move any patients or staff from any property in our portfolio to any property outside of our portfolio to the detriment of any of the properties in our portfolio (except as required for medically appropriate reasons) during the term of the Ensign Master Lease and for one year thereafter.

Licenses/Successor Lessee Provisions

Licenses and all other authorizations necessary to operate the facilities that are subject to an Ensign Master Lease are procured and maintained by the Ensign Tenants pursuant to the terms of the Ensign Master Lease. Each Ensign Master Lease requires the Ensign Tenants to transfer, to the extent permitted by law, licenses and all other authorizations at the expiration or earlier termination of the Ensign Master Lease to a successor lessee at no material cost to us or the transferee.

Opportunities Agreement

Under the Opportunities Agreement, for a period of one year following the Spin-Off, Ensign and its affiliates, including the Ensign Tenants, will provide us with, subject to certain exceptions, the right to match any offer from a third party to finance the acquisition or development of any healthcare or senior-living facility by Ensign or any of its affiliates, including the Ensign Tenants. In addition, Ensign will have, subject to certain exceptions, a right to either purchase and operate, or lease and operate, the facilities included in any portfolio of five or fewer healthcare or senior living facilities presented to us during the first year following the Spin-Off;

provided that the portfolio is not subject to an existing lease with an operator or manager that has a remaining term of more than one year, and is not presented to us by or on behalf of another operator seeking lease or other financing. If Ensign elects to lease and operate such a property or portfolio, the lease would be on substantially the same terms as the Ensign Master Lease.

Tax Matters Agreement

The Tax Matters Agreement governs our and Ensign’s respective rights, responsibilities and obligations with respect to taxes (including taxes arising in the ordinary course of business and taxes, if any, incurred as a result of any failure of the Spin-Off and certain related transactions to qualify as tax-free for U.S. federal income tax purposes), tax attributes, tax returns, tax contests and certain other tax matters.

In addition, the Tax Matters Agreement imposes certain restrictions on us and our subsidiaries (including restrictions on share issuances, business combinations, sales of assets and similar transactions) that are designed to preserve the tax-free status of the Spin-Off and certain related transactions. The Tax Matters Agreement provides special rules allocating tax liabilities in the event the Spin-Off, together with certain related transactions, was not tax-free. In general, under the Tax Matters Agreement, each party is expected to be responsible for any taxes imposed on Ensign that arise from the failure of the Spin-Off and certain related transactions to qualify as a tax-free transaction for U.S. federal income tax purposes under Sections 368(a)(1)(D) and 355 of the Code and certain other relevant provisions of the Code to the extent that the failure to qualify is attributable to actions, events, or transactions relating to such party’s respective stock, assets or business, or a breach of the relevant representations or covenants made by that party in the Tax Matters Agreement.

The Tax Matters Agreement also sets forth our and Ensign’s obligations as to the filing of tax returns, the administration of tax contests and assistance and cooperation on tax matters.

Transition Services Agreement

Pursuant to the Transition Services Agreement, Ensign agreed to provide us with certain administrative and support services on a transitional basis for a period of up to one year (subject to an option, at our election, to extend certain services for up to one additional year). The transition services include, among other support services, accounting services, financial systems conversion support, human resources support, legal and compliance services and information systems services. The fees charged to us for transition services furnished pursuant to the Transition Services Agreement will approximate the actual cost incurred by Ensign in providing the transition services to us for the relevant period. The Transition Services Agreement provides that we have the right to terminate a transition service after an agreed notice period, generally thirty days. The Transition Services Agreement also contains provisions under which Ensign will generally agree to indemnify us for all losses incurred by us resulting from Ensign’s gross negligence, willful misconduct or material breach of the Transition Services Agreement, but Ensign’s aggregate indemnification obligation may not exceed the total amount paid by us for services under the Transition Services Agreement.

Employee Matters Agreement

The Employee Matters Agreement governs Ensign’s and CareTrust’s respective compensation and employee benefit obligations with respect to the current and former employees of each company, and generally allocates liabilities and responsibilities relating to employee compensation and benefit plans and programs.

Ensign equity awards at the time of the Spin-Off were treated in accordance with the existing Ensign equity plans as follows:

•	Restricted Stock. Awards of restricted Ensign common stock were treated in the same manner as other shares of Ensign common stock. Holders of restricted Ensign common stock awards will be entitled to an additional share of restricted CareTrust common stock for each share of restricted Ensign common stock held.

•	Stock Options. No changes were made with respect to Ensign options, other than equitable adjustments required by the terms of Ensign’s existing equity plans.

In addition, the Employee Matters Agreement sets forth the general principles relating to employee matters, including with respect to the assignment of employees and the transfer of employees from Ensign to CareTrust, the assumption and retention of liabilities and related assets, the provision of benefits following the Spin-Off, employee service credit and related matters.

STOCKHOLDER PROPOSALS

Stockholders may present proposals for action at a future meeting only if they comply with the requirements of the proxy rules established by the SEC and our bylaws. Stockholder proposals that are intended to be presented at our Annual Meeting and included in the proxy statement, form of proxy and other proxy solicitation materials related to that meeting must be received by us not later than December 30, 2015, which is 120 calendar days prior to the anniversary date of the mailing of this Proxy Statement. Stockholders are also advised to review our bylaws, which contain additional advance notice requirements, including requirements with respect to advance notice of stockholder proposals and director nominations. Under our current bylaws, the deadline for submitting a stockholder proposal or a nomination for director is not later than 5:00 p.m., Eastern Time, on the 120th day, nor earlier than the 150th day, prior to the first anniversary of the date of the proxy statement (as defined in Section 11(c)(3) of Article II of the bylaws) for the preceding year’s annual meeting; provided, however, that in connection with the Company’s first annual meeting or in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, in order for notice by the stockholder to be timely, such notice must be so delivered no earlier than the 150th day prior to the date such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the 10th day following the day on which public announcement of the date of such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice as described above.

Stockholder proposals must be in writing and should be addressed to our corporate Secretary, at our principal executive offices at 905 Calle Amanecer, Suite 300, San Clemente, California 92673. It is recommended that stockholders submitting proposals direct them to our corporate Secretary and utilize certified mail, return receipt requested in order to provide proof of timely receipt. The Chairman of the Annual Meeting reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including conditions set forth in our bylaws and conditions established by the SEC.

OTHER MATTERS

We do not know of any business, other than described in this Proxy Statement that should be considered at the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies held by them in accordance with their best judgment.

To assure the presence of the necessary quorum and to vote on the matters to come before the Annual Meeting, please indicate your choices on the enclosed proxy and date, sign, and return it promptly in the envelope provided. The signing of a proxy by no means prevents you from attending and voting at the Annual Meeting.

AVAILABLE INFORMATION

We are subject to the informational requirements of the Exchange Act, and, in accordance therewith, file reports and other information with the SEC. Any interested party may inspect information we have filed, without charge, at the public reference facilities of the SEC at its principal office at 100 F. Street, N.E., Washington, D.C. 20549. In addition, the SEC maintains an Internet site that contains our reports, proxies and information statements that we have filed electronically with the SEC at http://www.sec.gov. The information contained on our website, other than this proxy statement, is not considered proxy solicitation material and is not incorporated by reference herein.

A COPY OF OUR ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 2014 (INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO), WHICH WE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 11, 2015, WILL BE PROVIDED WITHOUT CHARGE TO ANY PERSON TO WHOM THIS PROXY STATEMENT IS MAILED UPON THE WRITTEN REQUEST OF ANY SUCH PERSON TO WILLIAM M. WAGNER, SECRETARY, CARETRUST REIT, INC., 905 CALLE AMANECER, SUITE 300, SAN CLEMENTE, CALIFORNIA 92673.

BROADRIDGE P.O. BOX 1342 BRENTWOOD, NY 11717

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 7, 2015. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 7, 2015. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M93162-Z65675                    KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS  PROXY  CARD  IS  VALID  ONLY  WHEN  SIGNED  AND   DATED.

CARETRUST REIT, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors of CareTrust REIT, Inc. (the “Company”) recommends a vote FOR the election of Allen C. Barbieri as a Class I director of the Company.		☐	☐	☐

1.	Election of Director
Nominee:
01) Allen C. Barbieri, for a three year term
The Board of Directors recommends you vote FOR the following proposal:							For	Against	Abstain
2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2015.						☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

Please indicate if you plan to attend this meeting.		☐	☐

		Yes	No

Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on June 8, 2015

The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com.

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M93163-Z65675

CARETRUST REIT, INC.

PROXY

ANNUAL MEETING OF STOCKHOLDERS, JUNE 8, 2015

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Gregory K. Stapley and William M. Wagner, and each of them, with full power of substitution, as Proxies of the undersigned to vote all shares of the common stock of CareTrust REIT, Inc. standing in the name of the undersigned, or with respect to which the undersigned is entitled to vote, at the Annual Meeting of Stockholders of CareTrust REIT, Inc., to be held at the Company’s offices, located at 905 Calle Amanecer, Suite 300, San Clemente, California 92673, on June 8, 2015 at 9:00 a.m., Pacific Time, and at any reconvened meeting(s) after any adjournment(s) or postponement(s) thereof. The undersigned also acknowledges receipt of the Notice of the Annual Meeting of Stockholders, the proxy statement and the annual report on Form 10-K for the year ended December 31, 2014, which were furnished with this proxy.

If more than one of the above named Proxies shall be present in person or by substitution at such meeting or at any reconvened meeting(s) after any adjournment(s) or postponement(s) thereof, the majority of the Proxies present and voting, either in person or by substitution, shall exercise all of the powers hereby given. The undersigned hereby revokes any proxy heretofore given to vote at such meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF MR. ALLEN C. BARBIERI AS A DIRECTOR, FOR PROPOSAL 2, AND ACCORDING TO THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THE REVISED PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) (Continued and to be marked, dated and signed on the other side)